UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

Foot Locker, Inc.
(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Foot Locker, Inc. (the “Company”), and certain of its domestic subsidiaries (collectively, the “Guarantors”) are parties to a credit agreement, dated as of May 19, 2016 (as amended by Amendment No. 1 to Credit Agreement, dated as of July 14, 2020, as further amended by Amendment No. 2 to Credit Agreement, dated as of May 19, 2021, as further amended by Amendment No. 3 to Credit Agreement, dated April 21, 2023, and as otherwise modified and in effect immediately prior to the effectiveness of the Amendment referred to below, the “Credit Agreement”), with the lenders and letter of credit issuers from time to time party thereto, and Wells Fargo Bank, National Association, as administrative and collateral agent, which governs the Company’s secured asset-based revolving credit facility (the “Revolving Credit Facility”).

On June 20, 2024, the Company entered into an amendment (the “Amendment”) to the Credit Agreement (as so amended, the “Amended Credit Agreement”). The Amendment, among other things, (i) adds an uncommitted “accordion” feature that allows the Company, subject to certain customary conditions, to increase the size of the Revolving Credit Facility to up to $750 million in the aggregate and (ii) extends the maturity date of the loans made under the Amended Credit Agreement from July 14, 2025 to June 20, 2029.

The foregoing summary of the Amendment and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the Amended Credit Agreement, which are filed as Exhibit 10.1 hereto and are incorporated by reference herein. The Amended Credit Agreement, reflecting all prior amendments thereto and the amendments made pursuant to the Amendment, is attached as Exhibit A to Exhibit 10.1 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 4 to Credit Agreement, dated as of June 20, 2024, among Foot Locker, Inc., a New York corporation, the guarantors party thereto, the lenders and letter of credit issuers party thereto, and Wells Fargo, National Association, as administrative and collateral agent, a lender, a letter of credit issuer, and swing line lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: June 25, 2024	By:	/s/ Michael Baughn
		Name:	Michael Baughn
		Title:	Executive Vice President and Chief Financial Officer